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                        EXECUTIVE EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of September 1, 1998, between IAT AG, a Swiss corporation (the "Company"), and Jacob Agam (the "Employee").

         WHEREAS, the Company desires to obtain the services of the Employee, and the Employee desires to provide such services to the Company, on the terms set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Employment and Duties.

            (a) The Company hereby employs the Employee, and the Employee accepts employment, to serve as Chief Executive Officer of the Company and to perform such duties consistent with his position as may reasonably be assigned to him from time to time by the Company's Board of Directors.

            (b) The Employee hereby agrees to perform such duties, to fulfill such responsibilities and to serve the Company faithfully, industriously and to the best of his ability, subject to the direction and control of the Company's Board of Directors, and to devote his best efforts to performing his duties under this Agreement. It is hereby expressly understood by the parties hereto that Employee provides services to companies other than the Company and shall be permitted to devote a portion of his business time to such other companies.

         2. Term; Termination.

            Except in the case of earlier termination as hereinafter specifically provided in Paragraph 4, this Agreement shall be effective as of September 1, 1998 and the term hereof and the Employee's employment hereunder shall continue until August 31, 2001 (the "Term").

         3. Compensation; Expenses; Benefits.

            (a) As compensation for his services hereunder in whatever capacity rendered, the Company shall pay the Employee a salary, payable monthly in advance or in more frequent installments and at such times during the month as is customary with respect to senior officers of the Company and/or its affiliated corporations, at a rate of US $75,000 per year. Such salary and the Employee's employee benefits provided pursuant to Paragraph 3(c) hereof shall continue to be paid and provided, regardless of any illness or incapacity of the Employee, until this Agreement is terminated.

            (b) The Employee shall also be entitled to receive such bonuses as the Company's Board of Directors or Compensation Committee may deem appropriate.

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            (c) The Employee and the Employee's spouse and children, if any, shall be entitled to participate in all employee benefit plans generally available from time to time to the senior officers of the Company, so long as such benefits comply with applicable law (including without limitation the Internal Revenue Code and ERISA). In addition, Employee shall be entitled to annual vacation in accordance with Company policy at such times as are mutually convenient to Employee and the Company.

            (d) The Employee shall be entitled to advances or reimbursement for his ordinary and necessary business expenses incurred in the performance of his duties hereunder provided that his claims therefor shall be supported by the documentation required by the Company in accordance with its usual practice.

         4. Termination of Employment. If any of the following events occur before the expiration of the Term, Employee's employment with the Company shall terminate upon the occurrence of such event:

            (a) Employee's death, or any illness, disability or other incapacity that renders Employee physically unable regularly to perform his duties hereunder for a period in excess of one hundred twenty (120) consecutive days or more than one hundred eighty (180) days in any consecutive twelve (12) month period.

            (b) Thirty (30) days after (i) the Company gives written notice to Employee of his termination if said termination is without cause.

            (c) At any time, by written notice from the Company to Employee if said termination is for cause. For purposes of this Paragraph 4(c) and Paragraph 4(b), "cause" is defined as (i) the material breach by Employee of any provision of this Agreement (which is not cured within 15 days after written notice to the Employee thereof), (ii) Employee's conviction of a crime constituting a felony or involving moral turpitude or (iii) an act by Employee of material dishonesty or fraud in connection with Employee's performance of his duties to the Company.

         In the event Employee's employment is terminated pursuant to Paragraphs 4(a) or (c) above, Employee shall not be entitled to any severance benefits from the Company other than those rights accorded him by law. In the event Employee's employment is terminated pursuant to Paragraph 4(b) above, Employee shall be entitled to twelve (12) months of salary at the rate in effect immediately prior to the date of termination, paid as and when otherwise due.

         5. Representations, Warranties and Covenants of Employee. The Employee represents, warrants and covenants to and with the Company that (a) he is not and will not become a party to any agreement, contract or understanding, whether employment or otherwise, and that he is not subject to any order, judgment or decree of any court or governmental agency, which would, in any way, restrict or prohibit him from undertaking or performing his employment in accordance with the terms and conditions of this Agreement and (b) he is of sufficient physical and mental health to fulfill his duties, obligations and responsibilities under the terms of this Agreement.

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         6. Miscellaneous.

            (a) Governing Law. This Agreement shall be governed and construed in accordance with the laws of Switzerland applicable to agreements made and to be performed therein.

            (b) Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand (with receipt confirmed), (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

            If to the Employee:

            Jacob Agam
            c/o Vertical Holdings Limited
            Wetsbourne, The Grange
            St. Peter Port, Guernsey

            If to the Company:

            IAT AG
            Geschaftshaus Wasserschloss
            Aarestrasse 17, CH-5300
            Vogelsang-Turgi, Switzerland
            Attention: President

            with a copy to:

            Bachner, Tally, Polevoy & Misher
            380 Madison Avenue
            New York, New York 10017
            Telecopier No.: (212) 682-5729
            Attention: Steven Skolnick, Esq.

            (c) Entire Agreement; Amendment. This Agreement shall supersede all existing agreements between the Employee and the Company relating to the terms of his employment. This Agreement may not be amended except by a written agreement signed by both parties.

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            (d) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            (e) Assignment. Subject to the limitations below, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by the Employee, and shall be assignable by the Company only to any corporation resulting from the reorganization, merger or consolidation of the Company with any other corporation or any corporation to which the Company may sell all or substantially all of its assets.

                                      IAT AG

                                      By: /s/ Klaus Grissemann
                                          ------------------------------------
                                          Name: Klaus Grissemann
                                          Title: Chief Financial Officer


                                      /s/ Jacob Agam
                                      ----------------------------------------
                                      Jacob Agam

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